Exhibit 99.1

This statement on Form 3 is filed jointly by Oaktree Fund GP, LLC, Oaktree Fund GP I, L.P., Oaktree Capital I, L.P., OCM Holdings I, LLC, Oaktree Holdings, LLC, Oaktree Capital Group, LLC and Oaktree Capital Group Holdings GP, LLC.  The principal business address of each of these reporting persons is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Name of Designated Filer: Oaktree Capital Group Holdings GP, LLC

Date of Event Requiring Statement: July 30, 2013

Issuer Name: NewPage Holdings Inc.

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Authorized Signatory

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Authorized Signatory

OAKTREE FUND GP I, L.P.

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Authorized Signatory

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	OCM Holdings I, LLC
Its:	General Partner

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President

OCM HOLDINGS I, LLC

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President

OAKTREE HOLDINGS, LLC

By:	Oaktree Capital Group, LLC
Its:	Managing Member

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President